EXHIBIT 4(b)(11)
                                                         ----------------


                            CERTIFICATE OF TRUST
                                     OF
                      NORTHWESTERN CAPITAL FINANCING I

        This Certificate of Trust of Northwestern Capital Financing I (the "Trust"), dated June 30, 1998, is being duly executed and filed by the undersigned, as the only trustees of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C.
   Section 3801, ET SEQ.).

        1. NAME. The name of the business trust being formed hereby is Northwestern Capital Financing I.

        2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are:

             Wilmington Trust Company
             Rodney Square North
             1100 North Market Street
             Wilmington, Delaware 19890-0001
             Attention: Corporate Trust Administration

        3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing.

        IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                            WILMINGTON TRUST COMPANY, not in its
                            individual capacity but solely as Trustee


                            By:  /s/ Jill K. Morrison
                                 -------------------------------
                                 Name:  Jill K. Morrison
                                 Title: Administrative Account Manager



                                 /s/ Merle D. Lewis
                                 -------------------------------
                                 MERLE D. LEWIS, not in his individual
                                   capacity but solely as Trustee



                                 /s/ Richard R. Hylland
                                 --------------------------------
                                 RICHARD R. HYLLAND, not in his
                                   individual capacity but solely
                                   as Trustee